Exhibit 99.1

For Immediate Release

Insys Therapeutics Reports Third Quarter 2017 Results

Official Launch of SYNDROS® and
Filing NDA for Buprenorphine Sublingual Spray
Drive Progress on Strategic Initiatives

PHOENIX—Nov. 2, 2017—INSYS Therapeutics, Inc. (NASDAQ: INSY) (“INSYS” or “the company”), today reported financial results for its third quarter ended Sept. 30, 2017.

OVERALL HIGHLIGHTS

•	Gross revenue was $48.9 million, resulting in net revenue of $30.7 million
•	Net revenue was unfavorably impacted by approximately $5 million due to product returns
•	Total R&D investment was $19.6 million
•	Accrued minimum liability of $150.0 million paid over five years in connection with ongoing Department of Justice (DOJ) investigation
•	Net loss totaled $166.3 million, which included DOJ accrual, or ($2.30) per basic and diluted share
•	Launched SYNDROS® (dronabinol) oral solution, first and only FDA-approved liquid dronabinol, generating $0.7M of revenue in first two months
•	Filed New Drug Application (NDA) for novel formulation of buprenorphine as sublingual spray for management of moderate-to-severe acute pain
•	Completed pharmacokinetics (PK) study of proprietary intranasal naloxone spray formulation for treatment of opioid overdose

“Earlier this year, we took meaningful, strategic steps to restore trust with our key stakeholders, including patients, clinicians, regulators and investors,” said Saeed Motahari, president and chief executive officer of INSYS Therapeutics. “The past few months have only strengthened our commitment to move forward and continue our efforts to address unmet medical needs.

In the third quarter, our team soundly executed against the organization’s strategic initiatives and we made strong progress to transform and diversify our business over the long term. This included further work to stabilize our SUBSYS® product through the signing of additional managed care contracts. These wins should help solidify the product’s base revenue beginning in 2018. We also continued to realize the benefits of our strong pipeline as we brought our second commercial product to market and delivered on several of our R&D commitments, including the early filing of our NDA for buprenorphine as a sublingual spray. I am pleased with our progress to date across the business and recognize there is still more to be done.”

Mr. Motahari concluded, “As part of our effort to broaden the company’s capabilities, we’ve expanded and upgraded our fully-integrated manufacturing facility in Round Rock, Texas over the last year.  The expansion component of the project is complete, and the related upgrade will be finished by the end of the year. This facility will be a distinct competitive advantage for us when it is complete, as we will be one of the only companies in the United States that can manufacture synthetic cannabinoids ranging from clinical to commercial scale. Further, it will allow us to continue to pursue partnership opportunities with supportive institutions, including those in academia and the scientific community, all of whom are currently looking to further the science of cannabinoids.”

Financial & Operating Highlights

•

Net revenue for the third quarter of 2017 was $30.7 million, compared to $57.8 million for the third quarter of 2016. The results reflect a decline in SUBSYS® prescription volumes due to ongoing softness in overall demand in the TIRF category, and was partially offset by $0.7 million in revenues from the recently launched SYNDROS® product.

•	Gross margin was 75.6% for the third quarter of 2017, compared to 91.9% in the same period of 2016. Gross margin was negatively impacted by product returns and inventory expiration.
•

Sales and marketing investment was $12.8 million during the third quarter of 2017, compared to $16.7 million for the third quarter of 2016. The reduction was driven by cost management in light of lower revenue.

•

Research and development investment increased to $19.6 million for the third quarter of 2017, compared to $16.5 million for the same period in 2016, reflecting the company’s commitment to its robust new product pipeline including filing fees associated with our NDA for buprenorphine.

•	General and administrative expense decreased to $15.7 million for the third quarter of 2017 from $17.7 million for the third quarter of 2016, driven by a stock compensation charge taken in the third quarter of 2016, and a reduction in outside legal expenses.
•	Income tax benefit was $9.0 million for the third quarter of 2017, compared to a benefit of $0.4 million during the third quarter of 2016.
•	The company accrued an aggregate reserve of $150.0 million in connection with the DOJ investigation.
•

Net loss for the third quarter of 2017 was $166.3 million, or ($2.30) per basic and diluted share, compared to net income of $2.9 million, or $0.04 per basic and diluted share, for the third quarter of 2016.

•

Adjusted EBITDA loss for the third quarter of 2017 was $18.4 million, compared to Adjusted EBITDA of $12.2 million in the prior-year quarter. The reconciliation of net income to Adjusted EBITDA is included at the end of this news release.

•	The company had $177.2 million in cash, cash equivalents, and short-term and long-term investments; no debt; and $106.0 million in stockholders’ equity as of Sept. 30, 2017.

Webcast Information

A conference call is scheduled for 8:30 a.m. Eastern Standard Time on Nov. 2, 2017, to discuss the financial and operational results for the third quarter of fiscal year 2017. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available through the INVESTORS section of the company’s website at http://www.insysrx.com. Interested parties may also participate in the call by dialing 844-263-8304 (from inside the U.S.) or 213-358-0958 (from outside the U.S.). A replay of the conference call will be available a few hours after the event through the website’s INVESTORS section, under the NEWS & EVENTS tab for “Presentations.”

About INSYS

INSYS Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve patients’ quality of life. Using proprietary spray technology and capabilities to develop pharmaceutical cannabinoids, INSYS is developing a pipeline of products intending to address unmet medical needs and the clinical shortcomings of existing commercial products. INSYS currently markets SUBSYS® (fentanyl sublingual spray), CII, and SYNDROS® (dronabinol) oral solution, CII, a proprietary, orally administered liquid formulation of dronabinol. INSYS is committed to developing medications for potentially treating addiction to opioids, opioid overdose, epilepsy, and other disease areas with a significant unmet need.

SUBSYS® and SYNDROS® are trademarks of INSYS Development Company, Inc., a subsidiary of INSYS Therapeutics, Inc.

NOTE: All trademarks and registered trademarks are the property of their respective owners.

Forward-Looking Statements

This news release contains forward-looking statements, including discussions about future revenue and product development, as well as the reserve taken in connection with the DOJ investigation. These forward-looking statements are based on management’s expectations and assumptions as of the date of this news release; actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control. These factors include, but are not limited to, risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended Dec. 31, 2016 and subsequent updates that may occur in our Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this news release, and we undertake no obligation to publicly update or revise these statements, except as may be required by law.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the company is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of comprehensive income (loss) and cash flow data prepared in accordance with GAAP. In addition, the company's definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income, plus:

•	Interest income (expense), net;
•	The recorded provision for income taxes;

•	Depreciation and amortization; and
•	Non-cash expenses, such as stock compensation expense and accrual for expected litigation judgment.

The company believes that Adjusted EBITDA can be a meaningful indicator, to both company management and investors, of the past and expected ongoing operating performance of the company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the company to be a useful performance indicator because it includes an add-back of non-cash and non-recurring operating expenses that may be subject to uncontrollable factors not reflective of the company's true operational performance.

Adjusted net income, as defined by the company, is calculated as follows:

Net income, plus:

•	The recorded provision for income taxes;
•	Non-cash expenses, such as stock compensation expense, non-cash interest, and non-cash other expense (i.e., accrual for expected litigation judgment); and;
•	Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards and windfalls from employee stock option exercises.

Adjusted net income per diluted share is equal to Adjusted net income divided by the diluted share count for the applicable period.

The company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both company management and investors, in that they exclude non-cash income and expense items, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

While the company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the company's performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the company's compensation package for its directors, officers and other key employees. As a result of the inherent limitations of each of these non-GAAP financial measures, the company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

— Financial tables follow —

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenue	$30,670	$57,773	$109,208	$187,415
Cost of revenue	7,472	4,677	16,032	15,588
Gross profit	23,198	53,096	93,176	171,827

Operating expenses:
Sales and marketing	12,825	16,662	41,775	56,153
Research and development	19,552	16,516	46,589	58,440
General and administrative	15,714	17,653	47,882	46,275
Charges related to litigation award and government settlements	150,850	-	155,300	-
Total operating expenses	198,941	50,831	291,546	160,868
Income (loss) from operations	(175,743)	2,265	(198,370)	10,959
Other income (expense), net	(83)	-	(44)	44
Interest income	510	281	1,410	762
Income (loss) before income taxes	(175,316)	2,546	(197,004)	11,765
Income tax expense (benefit)	(8,996)	(379)	(15,976)	523
Net income (loss)	$(166,320)	$2,925	$(181,028)	$11,242

Net income (loss) per common share:
Basic	$(2.30)	$0.04	$(2.51)	$0.16
Diluted	$(2.30)	$0.04	$(2.51)	$0.15

Shares used in computing net income per common share:
Basic	72,285,146	71,640,536	72,133,417	71,592,145
Diluted	72,285,146	74,328,963	72,133,417	74,545,823

Percentage of Net revenue:

Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	24.4%	8.1%	14.7%	8.3%
Gross profit	75.6%	91.9%	85.3%	91.7%

Operating expenses:
Sales and marketing	41.8%	28.8%	38.3%	30.0%
Research and development	63.7%	28.6%	42.7%	31.1%
General and administrative	51.2%	30.6%	43.8%	24.7%
Charges related to litigation award and government settlements	491.9%	0.0%	142.2%	0.0%
Total operating expenses	648.6%	88.0%	267.0%	85.8%

Income (loss) from operations	(573.0)%	3.9%	(181.6)%	5.8%
Other income (expense), net	-(0.3)%	0.0%	0.1%	0.0%
Interest income	1.7%	0.5%	1.3%	0.4%
Income (loss) before income taxes	(571.6)%	4.4%	(180.4)%	6.3%
Income tax expense (benefit)	(29.3)%	-0.7%	(14.6)%	0.3%
Net income (loss)	(542.3)%	5.1%	(165.8)%	6.0%

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	December 31,
	2017	2016
ASSETS:
Cash and cash equivalents	$35,755	$104,642
Short-term investments	85,891	78,238
Accounts receivable, net	23,249	20,654
Inventories	18,424	20,414
Prepaid expenses and other current assets	16,544	5,695
Long-term investments	55,514	53,796
Other non-current assets	87,709	72,697
Total assets	$323,086	$356,136

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities	$217,069	$86,547
Stockholders' equity	106,017	269,589
Total liabilities and stockholders' equity	$323,086	$356,136

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$(166,320)	$2,925	$(181,028)	$11,242
Adjustments to arrive at EBITDA:
Interest income	(510)	(281)	(1,410)	(762)
Income tax expense (benefit)	(8,996)	(379)	(15,976)	523
Depreciation and amortization expense	1,817	1,511	5,505	4,534
EBITDA	(174,009)	3,776	(192,909)	15,537
Non-cash stock compensation expense	4,768	8,399	13,048	17,471
Charges related to litigation award and government settlements	150,850	-	155,300	-
Adjusted EBITDA	$(18,391)	$12,175	$(24,561)	$33,008

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$(166,320)	$2,925	$(181,028)	$11,242
Income tax expense (benefit)	(8,996)	(379)	(15,976)	523
Income (loss) before income taxes	(175,316)	2,546	(197,004)	11,765
Adjustments to arrive at Adjusted net income (loss):
Non-cash stock compensation expense	4,768	8,399	13,048	17,471
Charges related to litigation award and government settlements	150,850	-	155,300	-
Adjusted income (loss) before income taxes	(19,698)	10,945	(28,656)	29,236
Less: Adjusted income tax provision	(4,363)	2,146	(8,423)	4,438
Adjusted net income (loss)	$(15,335)	$8,799	$(20,233)	$24,798

Adjusted net income (loss) per diluted share	$(0.21)	$0.12	$(0.28)	$0.33

Contact:

Media Relations

Joe McGrath

Corporate Communications

INSYS Therapeutics

480-500-3101

jmcgrath@insysrx.com

Investor Relations

Jackie Marcus or Chris Hodges

Alpha IR Group

312-445-2870

INSY@alpha-ir.com